Exhibit 99.3
SONIC AUTOMOTIVE, INC. DECLARES QUARTERLY CASH DIVIDEND
CHARLOTTE, N.C. — October 26, 2010 - Sonic Automotive, Inc. (NYSE: SAH), a leader in automotive retailing, today announced that its Board of Directors approved a quarterly dividend of $0.025 per share payable in cash for shareholders of record on December 15, 2010. The dividend will be payable January 15, 2011.
Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.
Included herein is a forward-looking statement pertaining to an anticipated cash dividend to shareholders. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle sales volume, the success of our operational strategies, the rate and timing of overall economic recovery and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2009 and the quarterly report on Form 10-Q for the quarter ending June 30, 2010. The Company does not undertake any obligation to update forward-looking information.